Québec

CERTIFICAT DE MODIFICATION

Loi sur les compagnies, Partie IA
(L.R.Q., chap. C-38)

J'atteste par les présentes que la compagnie

EXPLORATIONS PALACE INC.

et sa version

PALACE EXPLORATIONS INC.

a modifié ses statuts le ***21 JANVIER 1994,*** sous l'autorité de la partie IA de la Loi sur les compagnies, tel qu'indiqué dans les statuts de modification ci-joints.

Déposés au registre le 3 mai 1994
sous le matricule 1140348377

L'Inspecteur général des institutions financières

Inspecteur général des institutions financières

R130117P73E82JA

Gouvernement du Québec
L'Inspecteur général
des Institutions financières

Formulaire 5
STATUTS DE MODIFICATION
Loi sur les compagnies
Partie 1A

1 Dénomination sociale ou numéro matricule
EXPLORATIONS PALACE INC.
et sa version PALACE EXPLORATIONS INC.

105, chemin de la Mine
Potton (Highwater) Québec
J0E 1X0

2 Les statuts de la compagnie sont modifiés de la façon suivante:

3 Date d'entrée en vigueur, si différente de la date du dépôt (Voir instructions)

4 Dénomination sociale (ou numéro matricule) antérieure à la modification si différente de celle mentionnée à la case 1

BAKERTALC INC.

Signature de l'administrateur autorisé: Heather A. Handley

Fonction du signataire: Director

Réservé à l'administration

Gouvernement du Québec
Déposé le

2 1 JAN. 1994

L'Inspecteur général des
Institutions financières

C 215 57